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                        CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-1 of our report dated February 5, 2001, relating to the financial statements of ML JWH Strategic Allocation Fund L.P., and of our report dated February 28, 2001, relating to the statement of financial condition of Merrill Lynch Investment Partners Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as experts under the caption "Selected Financial Data" in such Prospectus.




New York, New York
June 8, 2001